EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc.

Reports Fiscal 2013 Second Quarter Financial Results and

Announces Management Change

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Hollywood, CA – March 18, 2013 – Frederick’s of Hollywood Group Inc. (OTCQB: FOHL) (“Company”) today announced the financial results for its fiscal 2013 second quarter ended January 26, 2013. The Company also reported that, effective March 15, 2013, it has terminated its employment agreement with Don Jones, the Company’s President and Chief Operating Officer. The Company’s CEO, Mr. Thomas Lynch, will assume Mr. Jones’ duties.

“We are disappointed by the operational and financial issues that have held us back from reconnecting with our customers, which led to sales results that were counter to much of the retail sector. Therefore, we have implemented a plan to refocus on our lingerie products. This plan included the $10 million capital infusion from Five Island Asset Management LLC, a subsidiary of Harbinger Group Inc., which was announced just last week. This capital infusion will play an important role in stabilizing our business and will allow us to improve sales by maintaining appropriate inventory levels in the categories our customers are looking for. We are continuing to balance our revenues and expenses, including having me assume the responsibilities of President and COO,” stated Mr. Thomas Lynch, the Company’s Chairman and CEO.

“Revenue for the second quarter of fiscal 2013 was lower due to several events, most notably the poor results from our expansion into non-core product categories (dresses, sportswear and shoes). Our merchandising strategy to provide a fuller array of products across a broader assortment of merchandise and price points did not meet our expectations due to the limited funding to successfully market these new product categories. In addition, we had lower sales of core intimate apparel products (bras, lingerie and corsets), which is primarily attributable to a reduction in inventory levels in these categories. The sales for these categories were also negatively impacted by the late delivery of products from our vendors due to slower payments,” continued Mr. Lynch. “We have begun the process of reconnecting with our customers and increasing inventory levels of the core intimate apparel products our customers expect us to have. We are looking forward to improving the financial performance of our company.”

Fiscal 2013 Second Quarter Compared to Fiscal 2012 Second Quarter:

•	Net loss applicable to common shareholders was $10.0 million or $(0.26) per diluted share, compared to a net loss of $3.5 million or $(0.09) per diluted share
•	Adjusted EBITDA from continuing operations was a loss of $7.5 million compared to a loss of $2.3 million. A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table
•	Net sales decreased 25.3% to $24.3 million from $32.5 million
o	Comparable store sales decreased 15.7%
o	Total store sales decreased 19.0% to $15.5 million
o	Direct sales decreased 32.5% to $8.1 million
o	Other revenue, consisting primarily of shipping revenue, commissions earned on direct sell-through programs and breakage on gift cards, decreased 49.5% to $0.7 million
•	Gross margin, as a percentage of net sales, was 24.1% as compared to 31.2%
•	Selling, general and administrative expenses increased by $0.5 million to $13.7 million, or 56.4% of sales, from $13.2 million, or 40.7% of sales

Fiscal Six Months Ended January 26, 2013 Compared to Fiscal Six Months Ended January 28, 2012:

•	Net loss applicable to common shareholders was $15.2 million, or $(0.39) per diluted share, compared to a net loss of $5.9 million, or $(0.15) per diluted share
•	Adjusted EBITDA was a loss of $11.4 million compared to a loss of $3.3 million. A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table
•	Net sales decreased 23.2% to $46.7 million from $60.9 million
o	Comparable store sales decreased by 16.3%
o	Total store sales decreased 19.9% to $30.6 million
o	Direct sales decreased 27.2% to $14.6 million
o	Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs and breakage on gift cards, decreased 41.4% to $1.5 million
•	Gross margin decreased to 25.5% as compared to 32.4%
•	Selling, general and administrative expenses decreased by $0.9 million to $23.8 million or 50.9% of sales, from $24.7 million, or 40.5% of sales

Non-GAAP Financial Measures

For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss appearing on the statement of operations plus depreciation and amortization, interest, income tax provision, stock compensation expense and non-cash impairment of long-lived assets. Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and
•	Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

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Reconciliation of GAAP Results to Adjusted EBITDA:

(in thousands)	Three Months Ended		Six Months Ended
	January 26, 2013	January 28, 2012	January 26, 2013	January 28, 2012
Net loss	$(9,872)	$(3,538)	$(14,959)	$(5,870)
Depreciation and amortization	439	651	946	1,316
Interest	520	431	1,051	852
Income tax provision	25	17	50	34
Stock compensation expense	87	186	181	320
Non-cash impairment of long-lived assets	1,295	-	1,295	-
Adjusted EBITDA	$(7,506)	$(2,253)	$(11,436)	$(3,348)

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; the ability to protect our intellectual property; and the other risks that are described from time to time in the Company’s SEC reports. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.

Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s apparel and related products under its proprietary Frederick’s of Hollywood(R) brand through 115 specialty retail stores, a catalog and an online shop at http://www.fredericks.com. With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage(R) bra, Frederick’s of Hollywood is the Original Sex Symbol(R).

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:

Frederick’s of Hollywood Group Inc.

Thomas Rende, CFO

(212) 779-8300

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

(Tables Below)

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FREDERICK’S OF HOLLYWOOD GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 26,	July 28,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash	$216	$741
Accounts receivable	910	997
Merchandise inventories	14,261	12,915
Prepaid expenses and other current assets	1,085	952
Deferred income tax assets	48	48
Total current assets	16,520	15,653

PROPERTY AND EQUIPMENT, Net	4,568	6,806
INTANGIBLE ASSETS	18,259	18,259
OTHER ASSETS	932	756
TOTAL ASSETS	$40,279	$41,474

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Revolving credit facility	$7,947	$7,356
Accounts payable and other accrued expenses	27,878	14,623
Total current liabilities	35,825	21,979

DEFERRED RENT AND TENANT ALLOWANCES	3,497	3,887
TERM LOAN	9,155	9,039
DEFERRED INCOME TAX LIABILITIES	7,352	7,352
OTHER	10	-
TOTAL LIABILITIES	55,839	42,257

TOTAL SHAREHOLDERS’ DEFICIENCY	(15,560)	(783)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$40,279	$41,474

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FREDERICK’S OF HOLLYWOOD GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	January 26,	January 28,	January 26,	January 28,
	2013	2012	2013	2012

Net sales	$24,288	$32,520	$46,743	$60,883
Cost of goods sold, buying and occupancy	18,429	22,381	34,818	41,184
Gross profit	5,859	10,139	11,925	19,699
Selling, general and administrative expenses	13,702	13,229	23,778	24,683
Loss on abandonment	189	-	710	-
Impairment of long-lived assets	1,295	-	1,295	-
Operating loss	(9,327)	(3,090)	(13,858)	(4,984)
Interest expense, net	520	431	1,051	852
Loss before income tax provision	(9,847)	(3,521)	(14,909)	(5,836)
Income tax provision	25	17	50	34
Net loss	(9,872)	(3,538)	(14,959)	(5,870)
Less Preferred stock dividends	118	-	234	-
Net loss applicable to common shareholders	$(9,990)	$(3,538)	$(15,193)	$(5,870)
Basic and diluted net loss per share applicable to common shareholders	$(0.26)	$(0.09)	$(0.39)	$(0.15)

Weighted average shares outstanding – basic and diluted	38,996	38,790	38,987	38,742

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